UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2012

PC Mall, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25790 (Commission File Number)	95-4518700 (IRS Employer Identification No.)

1940 E. Mariposa Avenue

El Segundo, California  90245

(Address of principal executive offices)(zip code)

(310) 354-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                         Termination of a Material Definitive Agreement.

On February 10, 2012, one of our wholly-owned subsidiaries entered into a purchase and sale agreement with Nautilus Group, Inc. (the “Buyer”) to sell certain real property to the Buyer for a total cash sales price of $17,500,000 (as amended, the “Agreement”).  The real property is located in Santa Monica, California and includes approximately 32,500 square feet of land together with a building of approximately 9,750 square feet.  The building is currently being used by our subsidiary as a technology products retail store.

Because certain contingencies set forth in the Agreement were not fulfilled within the time periods proscribed under the Agreement, the Agreement terminated on August 10, 2012 by its terms.  However, presently the parties continue to discuss a potential new agreement for the purchase and sale of the property.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PC MALL, INC.

By:	/S/ Robert I. Newton
Name:	Robert I. Newton
Title:	Executive Vice President & General Counsel

Dated:  August 14, 2012